UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

Youbet.com, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 De Soto Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 3, 2008, we and two of our subsidiaries, United Tote Company and Youbet Services Corporation, entered into a loan and security agreement with National City Bank. The loan and security agreement, National City Bank provides for a $10.0 million term loan, and a $5.0 million revolving line of credit and letter of credit facility. In no event, however, may the aggregate principal amount borrowed by us under the loan and security agreement exceed a borrowing base determined by the amount of our available cash plus a percentage, differing in each case, of the value of certain of our eligible accounts, inventory and equipment, subject to additional reserves established by National City Bank at its discretion. In connection with closing the loan and security agreement, we paid National City Bank a fee of $225,000.
Any indebtedness under the term loan and the revolving credit facility bears interest at a variable rate equal to either, at our discretion, prime plus 200 to 250 basis points or LIBOR plus 325 to 375 basis points. The applicable basis point margin is determined by our leverage ratio as at the most recently delivered calculation thereof pursuant to provisions of the loan and security agreement. Any interest accruing on the basis of the prime rate is due and payable on the first business day of each month. Any interest accruing on the basis of LIBOR is due and payable on the date upon which such LIBOR loan ends as determined by us. LIBOR loans may have a one-, two- or three-month term.
On December 3, 2008, we borrowed the full $10.0 million under the term loan. We used $4.6 million to repay principal and interest repay in full amounts owed to Wells Fargo Foothill, Inc., as well as fees and expenses associated therewith, and the remaining proceeds will be used for general corporate purposes. We have not borrowed any amounts under the revolving and letter of credit facility.
The outstanding principal amount under the term loan is due and payable on the last day of each quarter beginning on December 31, 2008 in installments of $1.25 million. The term loan and the revolving credit facility each mature on November 30, 2010. The loan and security agreement provides for mandatory prepayment in the event of certain asset sales and recovery events; provided, that, so long as an event of default has not occurred, a mandatory prepayment of the net proceeds is not required, subject to certain thresholds or amounts as more fully described in the loan and security agreement. Our indebtedness under the loan and security agreement is guaranteed by UT Gaming, Inc., the direct parent of United Tote Company, and secured by substantially all of our assets, including our intellectual property, and UT Gaming’s equity in United Tote Company.
We are subject to customary covenants under the loan and security agreement, including restrictions on our ability to incur indebtedness, make investments, pay dividends or engage in mergers and acquisitions. The loan and security agreement also contains certain financial covenants, including (i) a requirement to maintain a specified debt service coverage ratio, (ii) a requirement to maintain a leverage ratio not to exceed 2:1, (iii) a requirement to maintain a certain specified adjusted EBITDA and (iv) limitations on capital expenditures.
The foregoing description of the loan and security agreement and the term loan, the revolving credit facility and the letter of credit facility set forth therein is only a summary and is qualified in its entirety by the full text of the loan and security agreement, the term note, the revolving note, the guaranty, the stock pledge agreement and the intellectual property security agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and which are incorporated herein by reference. A copy of our press release issued December 4, 2008, announcing the loan and security agreement, is attached hereto as Exhibit 99.1.
Item 1.02. Termination of a Material Definitive Agreement.
On December 3, 2008, we used the proceeds from term loan under the loan and security agreement to repay in full the amounts outstanding under that certain credit agreement dated as of July 27, 2006, as amended to date, by and among us and United Tote Company, as borrowers, and Wells Fargo Foothill, Inc., as lender. Upon the repayment of this credit agreement, the credit agreement was terminated along with all related guarantees, liens and security interests.
Item 2.03. Creation of a Direct Financial Obligation.
The information regarding our entry into the loan and security agreement and our borrowings under that agreement are set forth in the discussion under Item 1.01 above and incorporated in this Item by reference.

Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
10.1	Loan and Security Agreement, dated as of December 3, 2008, by and among Youbet.com, Inc., United Tote Company and Youbet Services Corporation, as borrowers, and National City Bank, as lender.

10.2	Term Note A, dated as of December 3, 2008, made by Youbet.com, Inc., United Tote Company and Youbet Services Corporation in favor of National City Bank.

10.3	Revolving Note, dated as of December 3, 2008, made by Youbet.com, Inc., United Tote Company and Youbet Services Corporation in favor of National City Bank.

10.4	Guaranty, dated as of December 3, 2008, made by UT Gaming, Inc. in favor of National City Bank.

10.5	Stock Pledge Agreement, dated as of December 3, 2008, between UT Gaming, Inc. and National City Bank.

10.6	Intellectual Property Security Agreement, dated as of December 3, 2008, by and among Youbet.com, Inc., United Tote Company and Youbet Services Corporation, as borrowers, and National City Bank, as secured party.

99.1	Press release dated as of December 4, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUBET.COM, INC.
Dated: December 9, 2008	By:	/s/ James A. Burk
James A. Burk
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Loan and Security Agreement, dated as of December 3, 2008, by and among Youbet.com, Inc., United Tote Company and Youbet Services Corporation, as borrowers, and National City Bank, as lender.

10.2	Term Note A, dated as of December 3, 2008, made by Youbet.com, Inc., United Tote Company and Youbet Services Corporation in favor of National City Bank.

10.3	Revolving Note, dated as of December 3, 2008, made by Youbet.com, Inc., United Tote Company and Youbet Services Corporation in favor of National City Bank.

10.4	Guaranty, dated as of December 3, 2008, made by UT Gaming, Inc. in favor of National City Bank.

10.5	Stock Pledge Agreement, dated as of December 3, 2008, between UT Gaming, Inc. and National City Bank.

10.6	Intellectual Property Security Agreement, dated as of December 3, 2008, by and among Youbet.com, Inc., United Tote Company and Youbet Services Corporation, as borrowers, and National City Bank, as secured party.

99.1	Press release dated as of December 4, 2008.